EXHIBIT (G)(1)

                       MUTUAL FUND CUSTODY AGREEMENT

     This AGREEMENT is entered into as of --------------, 2000, between Principal Preservation Portfolios, Inc. (the "Fund"), a Maryland
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corporation, having its principal office and place of business at 215
North Main Street, West Bend, Wisconsin 53095 and Union Bank of California, N.A. (the "Bank"), a National Banking Association organized under the laws of the United States with its principal place of business at 350 California Street, San, Francisco, California 94104.

     In consideration of the mutual promises set forth below, the Fund and the Bank agree as follows:

1.   Definitions.
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     Whenever used in this Agreement or in any Schedules to this Agreement, the words and phrases set forth below shall have the following meanings, unless the context otherwise requires:

     1.1. "Authorized Person" shall be deemed to include the President, and
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any Vice President, the Secretary, the Assistant Secretary, the Treasurer
and any Assistant Treasurer of the Fund, or any other person, including persons employed by the Investment Adviser, whether or not any such person is an officer of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund and listed in the certification annexed hereto as Schedule A or such other successor certification as may be received by the Bank from timetotime.

     1.2. "BookEntry System" shall mean the Federal Reserve/Treasury
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bookentry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

     1.3. "Depository" shall mean The Depository Trust Company ("DTC"), a
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clearing agency registered with the Securities and Exchange Commission under 'Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Bank is hereby specifically authorized to make deposits. The term "Depository" shall further mean and include any other person to be named in Written Instructions authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

     1.4. "Money Market Security" shall be deemed to include, without
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limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentality's thereof, and repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities which mature in seven (7) days or less, commercial paper, bank certificates of deposit, bankers' acceptances and shortterm corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale.

     1.5. "Prospectus" shall mean the Series' current prospectus and
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statement of additional information relating to the registration of the
Series' Shares under the Securities Act of 1933, as amended.

     1.6. "Security" or "Securities" shall be deemed to include bonds,
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debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from timetotime owned by each Series.

     1.7. "Shares" refers to the shares of common stock of a Series of the
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Fund.

     1.8. "Series" refers to those series or portfolios of the Fund shown
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on Schedule B, attached hereto and made a part hereof by this reference, and any such other Series as may from timetotime be created and designated in accordance with the provisions of the Fund's Articles of Incorporation and included on Schedule B with the mutual agreement of the parties.

     1.9. "Transfer Agent' shall mean the person, which performs the
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transfer agent, dividend disbursing agent and shareholder servicing agent functions for the various Series of the Fund.

     1.10. "Written Instructions" shall mean a written or electronic
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communication delivered to the Bank in accordance with this Agreement from an Authorized Person or from a person reasonably believed by the Bank to be an Authorized Person by telex, Email, or Internet communication or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication. The exception being that no securities trading instructions shall be sent via email or Internet communications,

     1.11. The "1940 Act' refers to the Investment Company Act of 1940,
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and the rules and regulations thereunder, all as amended from timetotime.

2.   Appointment of Custodian.
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     2.1. The Fund hereby constitutes and appoints the Bank as Custodian of
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all the Securities and moneys owned by or in the possession of the Series during the period of this Agreement.

     2.2. The Bank hereby accepts appointment as Custodian for each Series
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and agrees to perform the duties thereof as hereinafter set forth.

3.   Compensation.
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     3.1. The Fund will compensate the Bank for its services rendered under
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this Agreement in accordance with the fees set forth in the Fee Schedule attached as Schedule C and made a part of this Agreement by this reference.

     3.2. The parties to this Agreement will agree upon the compensation
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for acting as Custodian for any additional Series made a part of this
Agreement, and at the time that the Bank commences serving as such for said Series, such agreement shall be reflected in a Fee Schedule for the Fund, which shall be attached to Schedule C of this Agreement.

     3.3. After the initial twoyear term of this Agreement, the
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compensation agreed to hereunder may be adjusted from timetotime by not less than 90 days advance written notice of such fee increase from Bank to Fund; provided increases may not occur more frequently than once in any twelve (12) consecutive month period and no single increase may exceed four
(4) percent (%) over the then current fees.

     3.4. The Bank will bill the Fund as soon as practicable after the end
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of each month, and said billings will be detailed in accordance with the
Fee Schedule. The Fund will pay to the Bank the amount of such billing within thirty (30) days of receipt of invoice. Except pursuant to Written Instructions, the Bank shall have no authority to charge against any money specifically allocated to the Fund such compensation or any expenses incurred by the Bank in the performance of its duties pursuant to such agreement. Nor shall the Bank be entitled to charge against any money held by it and specifically allocated to the Fund the amount of any loss, damage, liability or expense incurred with respect to such Fund, including counsel fees, for which it shall be entitled to reimbursement under the provision of this Agreement.

4.   Custody of Cash and Securities.
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     4.1. Receipt and Holding of Assets.  The Fund will deliver or cause to
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be delivered to the Bank all Securities and moneys owned by each Series, including cash received from the issuance's of its Shares, at any time during the period of this Agreement and shall specify the Series to which the Securities and moneys are to be specifically allocated. The Bank shall physically segregate and keep apart on its books, the assets of each Series, including separate identification of Securities held in the BookEntry System. The Bank will not be responsible for such Securities and moneys until actually received by it. The Fund shall instruct the Bank from timetotime in its sole discretion, by means of Written Instructions as to the manner in which and in what amounts Securities and moneys of a Series are to be deposited on behalf of such Series in the BookEntry System or the Depository and specifically allocated on the books of the Bank to such Series. Securities and moneys of the Fund deposited in the BookEntry System or the Depository will be represented in accounts which include only assets held by the Bank for customers, including but not limited to accounts in which the Bank acts in a fiduciary or representative capacity.

     4.2. Accounts and Disbursements.  The Bank shall establish and
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maintain a separate account for each Series and shall credit to the separate account of each Series ail moneys received by it for the account of such Series and shall disburse the same only: In payment for Securities purchased for such Series, as provided in Section 5 hereof;

          4.2.1. In payment of dividends or distributions with respect
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to the Shares of such Series;

          4.2.2. In payment of original issue or other taxes with
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respect to the Shares of such Series;

          4.2.3. In payment for Shares which have been redeemed by such
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Series;
          4.2.4. Pursuant to Written Instructions, setting forth the
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name of such Series, the name and address of the person to whom the payment is to be made, the amount to be paid and the purpose for which payment is to be made; or

          4.2.5. In payment of fees and in reimbursement of the expenses
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and liabilities of the Bank attributable to such Series.

     4.3. Confirmations and Statements. Promptly after the close of
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business each day, the Bank shall make available to the Fund information with respect to all transfers to and from the account of a Series during that day. The Bank need not send written confirmation or a summary of all such transfers to or from the account of each Series. Provided, however, that upon the written request of Fund, Bank shall provide within three (3) business days of such written request a copy of any confirmations which include transactions of the Fund. At least monthly, the Bank shall furnish the Fund with a detailed statement of the Securities and moneys held for each Series under this Agreement.

          4.3.1. In addition, the Bank shall cooperate by providing such
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other information and reports as reasonably may be requested by the Fund and its representatives in order to prepare statements, reports, filings, registrations and other documents and instruments that the Fund and its service providers may be required to prepare and file or distribute in order to comply with the 1940 Act and other applicable laws, rules and regulations, including without limitation the Funds SEC Registration Statement on Form N1A and all amendments thereto, annual and semiannual reports to shareholders, semiannual reports to the SEC on Form NSAR, etc.

     4.4. Registration of Securities and Physical Separation.
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All Securities held for a Series which are issued or issuable only in bearer form, except such Securities as are held in the BookEntry System, shall be held by the Bank in that form; all other Securities held for a Series may be registered in the name of any duly appointed registered nominee of the Bank as the Bank may from timetotime determine, or in the name of the BookEntry System or the Depository of their successor or successors, or their nominee or nominees. When a reference is made in this Agreement to an action to be taken by Bank, it is understood by the parties that the action may be taken directly or in the case of bookentry Securities, through the appropriate depository. The Fund agrees to furnish to the Bank appropriate instruments to enable the Bank to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the BookEntry System or the Depository, any Securities which it may hold for the account of a Series. The Bank (or its SubCustodians) shall hold all such Securities specifically allocated to a Series which are not held in the BookEntry System or the Depository in a separate account for such Series in the name of such Series physically segregated at all times from those of any other person or persons. Where Securities purchased by a Series are in a fungible bulk of Securities registered in the name of the Bank (or its nominee) or shown on the Bank's account on the books of the Depository or the BookEntry System, the Bank shall by book entry or otherwise identify the quantity of those Securities belonging to such Series.

     4.5. Collection of Income and Other Matters Affecting Securities.
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Unless otherwise instructed to the contrary by Written Instructions, the
Bank shall with respect to all Securities held for a Series in accordance with this Agreement:

          4.5.1. Collect all income due or payable and credit such
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income promptly on the contractual settlement date, whether or not actually received, to the account of the appropriate Series, except for income from foreign issues. Income which has not been collected after reasonable effort, within a time agreed upon between the parties, shall, be repaid to the Bank pending final collection at such date as may be mutually agreed upon by the Fund and the Bank.
          4.5.2.  Present for payment and collect the amount payable upon
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all Securities which may mature or be called, redeemed or retired, or otherwise become payable. Bank shall promptly inform Fund of any call, redemption or retirement date with respect to Securities which are owned by a Series and held by the Bank or its nominee. Notwithstanding the foregoing, the Bank shall have no responsibility to the Fund or a Series for monitoring or ascertaining of any call, redemption or retirement date with respect to Securities, which are held by a Series and held by Bank or its nominee. Nor shall the Bank have any responsibility or liability to the Fund or to a Series for any loss by a Series for any missed payment or other default resulting therefrom unless the Bank received timely notification from the issuer or its agent specifying the time, place and manner for the presentment of any put bond owned by a Series and held by the Bank or its nominee, and Bank fails to promptly notify the Fund of the same.
          4.5.3.  Execute any necessary declarations or certificates of
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ownership under the Federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

          4.5.4.  Hold for the account of each Series all rights and
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other Securities issued with respect to any Securities held by the Bank hereunder for such Series.

     4.6. Delivery of Securities and Evidence of Authority. Upon receipt of
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Written Instructions, the Bank shall:

          4.6.1. Execute and deliver or cause to be executed and
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delivered to such persons as may be designated in such Written
Instructions, proxies, consents, authorization, call redemption or maturity notices, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised;

          4.6.2. Deliver or cause to be delivered any Securities held
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for a Series in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

          4.6.3. Deliver or cause to be delivered any Securities held
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for a Series to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation or recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate (bookkeeping) account for each Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

          4.6.4. Make or cause to be made such transfers or exchanges of
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the assets and take such steps as shall be stated in said Written
Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

          4.6.5. Deliver Securities owned by any Series upon sale of
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such Securities for the account of such Series pursuant to Section 5;

          4.6.6. Deliver Securities owned by any Series upon the receipt
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of payment in connection with any repurchase agreement related to such
Securities entered into by such Series;

          4.6.7. Deliver Securities owned by any Series to the issuer
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thereof or its agent when such Securities are called, redeemed, retired or otherwise become payable; provided, however, that in any such case the cash or other consideration is be delivered to the Bank.

          4.6.8.    Deliver Securities owned by any Series in connection
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with any loans of Securities made by such Series but only against receipt of adequate collateral as agreed upon from timetotime by the Bank and the Fund which may be in any form permitted under the 1940 Act or any interpretations thereof issued by the Securities and Exchange Commission or its staff;
          4.6.9. Deliver Securities owned by any Series for delivery as
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security in connection with any borrowings by such Series requiring a pledge of Series assets, but only against receipt of amount borrowed;

          4.6.10.Deliver Securities owned by any Series upon receipt of
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instructions from such Series for delivery to the Transfer Agent or to the holders of Shares of such Series in connection with distributions in kind, as may be described from timetotime in the Series' Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and Deliver Securities owned by any Series for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary or Assistant Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

     4.7. Endorsement and Collection of Checks, Etc.  The Bank is hereby
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authorized to endorse and collect all checks, drafts or other orders for the payment of money received by the Bank for the account of a Series.

5.   Purchase and Sale of Investments of the Series.
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     5.1. Promptly after each purchase of Securities for a Series, the Fund
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shall deliver to the Bank written Instructions specifying with respect to each purchase: (1) the name of the Series to which such Securities are to be specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or the principal amount purchased and accrued interest, if any; (4) the date of purchase and settlement; (5) the purchase price per unit; (6) the total amount payable upon such purchase;
(7) the name of the person from whom or the broker through whom the purchase was made, if any; (8) whether or not such purchase is to be settled through the BookEntry System or the Depository; and (9) whether the Securities purchased are to be deposited in the BookEntry System or the Depository. The Bank shall receive all Securities purchased by or for a Series and upon receipt of such Securities shall pay out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written Instructions.

     Promptly after each sale of Securities of a Series, the Fund shall deliver to the Bank Written instructions specifying with respect to such sale: (1) the name of the Series to which the Securities sold were specifically allocated; (2) the name of the issuer and the title of the Securities; (3) the number of shares or principal amount sold, and accrued interest, if any; (4) the date of sale; (5) the sale price per unit; (6) the total amount payable to the Series upon such sale; (7) the name of the broker through whom or the person to whom the sale was made; and (8) whether or not such sale is to be settled through the BookEntry System or the Depository. The Bank shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to such Series upon such sale, provided that the same conforms to the total amount payable to such Series as set forth in such Written Instructions. Subject to the foregoing, the Bank may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

6.   Payment of Dividends or Distributions.
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     6.1. The Fund shall furnish to the Bank the resolution of the Board of
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Directors of the Fund certified by the Secretary or Assistant Secretary (i)
authorizing the declaration of dividends or distribution with respect to a Series on a specified periodic basis and authorizing the Bank to rely on Written Instructions specifying the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amountpayable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividend or distribution by a Series, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date and the total amount payable to the Transfer Agent on the payment date.

     6.2. Upon the payment date specified in such resolution or Written
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Instructions the Bank shall pay out the moneys specifically allocated to and held for the account of the appropriate Series the total amount payable to the Transfer Agent of the Fund.

7.   Sale and Redemption of Shares of a Series.
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     7.1. Whenever the Fund shall sell or redeem any Shares of a Series,
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the Fund shall deliver or cause to be delivered to the Bank Written
Instructions duly specifying:

          (1) The name of the Series whose Shares were sold or redeemed;

         (2) The number of Shares sold or redeemed, trade date, and price; and

         (3) The amount of money to be received or paid by the Bank for the sale or redemption of such Shares.

     7.2. Upon receipt of such money from the Transfer Agent, the Bank
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shall credit such money to the separate account of the Series.

     7.3. Upon issuance of any Shares of a Series in accordance with the
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foregoing provisions of this Section 7, the Bank shall pay, out of the moneys specifically allocated and held for the account of such Series, all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

     7.4. Upon receipt from the Transfer Agent of advice setting forth the
     ----
number of Shares of a Series received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Bank shall make payment to the Transfer Agent out of the moneys specifically allocated to and held for the account of the Series.

8.   Indebtedness.
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     The Fund will cause to be delivered to the Bank by any bank (excluding the Bank) from which the Fund borrows money for temporary administrative or emergency purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Bank Written Instructions stating with respect to each such borrowing: (1) the name of the Series for which the borrowing is to be made; (2) the name of the bank; (3) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement; (4) the time and date, if known, on which the loan is to be entered into (the "borrowing date"); (5) the date on which the loan becomes due and payable; (6) the total amount payable to the und for the separate account of the Series on the borrowing date; (7) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities;
(8) whether the Bank is to deliver such collateral through the BookEntry System or the Depository; and (9) a statement that such loan is in conformance with the 1940 Act and the Series' Prospectus.

     8.1. Upon receipt of the Written Instructions referred to above, the
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Bank shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written Instructions. The Bank may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Bank shall deliver as additional collateral in the manner directed by the Fund from timetotime such Securities specifically allocated to such Series as may be specified in Written Instructions to collateralize further any transaction described in this Section 8. The Fund shall cause all Securities released from collateral status to be returned directly to the Bank, and the Bank shall receive from timetotime such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written Instructions all of the information required by this Section 8, the Bank shall not be under any obligation to deliver any Securities. Collateral returned to the Bank shall be held hereunder as it was prior to being used as collateral.

9.   Persons Having Access to Assets of the Series.
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     9.1. No Director, officer, employee or agent of the Fund, and no
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officer, director, employee or agent of the Advisor, shall have physical access to the assets of the Fund held by the Bank or be authorized or permitted to withdraw any investments of the Fund, nor shall the Bank deliver any assets of the Fund to any such person. No officer, director, employee or agent of the Bank who holds any similar position with the Fund or the Advisor shall have access to the assets of the Fund.

     9.2. The individual employees of the Bank initially duly authorized by
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the Board of Directors of the Bank to have access to the assets of the Fund are listed on Schedule A which is attached and made a part of this Agreement by this reference. The Bank shall advise the Fund of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund.

     9.3. Nothing in this Section 9 shall prohibit any officer, employee or
     ----
agent of the Fund, or any officer, director, employee or agent of the Advisor, from giving Written Instructions to the Bank so long as it does not result in delivery of or access to assets of the Fund prohibited by this Section 9.

10.  Concerning the Bank.
------------------------

     10.1.     Standard of Conduct.  The Bank shall not be responsible for
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the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and reasonably believed by it to be valid or genuine and shall be held harmless in acting upon proper Written or Oral (followed by written confirmation) Instructions, resolutions, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties and shall be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder, a certificate signed by the President, a Vice President, the Treasurer, the Secretary or an Assistant Secretary of the Fund. The Bank may receive and accept a resolution as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Directors pursuant to the Articles of Incorporation as described in such vote, and such vote may be considered as in full force and effect until receipt by the Bank of written notice from the Secretary or an Assistant Secretary to the contrary.

     The Bank shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Provided, however, that if such reliance involves a potential material loss to the Fund, the Bank shall advise the Fund of any such actions to be taken in accordance with such advice of counsel to the Bank.

     The Bank shall comply with all provisions of the 1940 Act applicable to Bank custodians of registered investment companies and with all other material laws, rules and regulations applicable to Bank and its provision of custodial services hereunder. The Bank shall be held to the exercise of reasonable care consistent with the standards of the profession in carrying out the provisions of this Agreement but shall be liable only for its own negligent or bad faith acts or willful misconduct or willful failures to act by the Bank and its agents or Employees. Bank shall have no responsibility for reviewing or questioning the acts or records of any prior Custodian. The Fund shall indemnify the Bank and hold it harmless from and against all losses, liabilities, demands, claims, actions, expenses, reasonable attorneys' fees, and taxes with respect to each Series which the Bank may suffer or incur on account of being Bank hereunder except to the extent that such losses, liabilities, demands, claims, actions, expenses, attorneys fees or taxes arise from its failure to adhere to the standard of conduct established hereunder or the Bank's own negligence or bad faith, acts or willful misconduct or willful failure to act. Notwithstanding the foregoing the Bank shall be liable to the Fund for any loss or damage resulting from the use of the BookEntry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Bank or any of its employees or agents.

          10.1.1. Likewise, the Bank shall indemnify the Fund and hold it
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harmless from and against all losses, liabilities, demands, claims, actions, expenses, reasonable attorneys' fees, and taxes which a Series may suffer or incur on account of a failure on the part of the Bank to adhere to the standard of conduct established hereunder or on account of the Bank's own negligent or bad faith acts or willful misconduct or willful failure to act, and for any loss or damage suffered or incurred by any Series of the Fund from the use of the BookEntry System or the Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Bank or any of its employees or agents.

     If a Series requires the Bank to take any action with respect to Securities, which action involves the payment of money or which action may, in the opinion of the Bank, result in the Bank or its nominee assigned to such Series being liable for the payment of money or incurring liability of some other form, such Series, as a prerequisite to requiring the Bank to take such action, shall, prior to the Bank taking such action, provide indemnity in writing to the Bank in an amount and form satisfactory to it.

     10.2.     Limit of Duties.  Without limiting the generality of the
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foregoing, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

          10.2.1. The validity of the issue of any Securities purchased
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by any Series, the legality of the purchase thereof, the permissibility of the purchase thereof under the Fund's governing documents, or the propriety of the amount paid therefor;

          10.2.2. The legality of the sale of any Securities by any
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Series, the permissibility of such sale under the Fund's governing documents, or the propriety of the amount for which the same are sold;

          10.2.3. The legality of the issue or the sale of any Shares, or
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the sufficiency of the amount to be received therefor;

          10.2.4. The legality of the redemption of any Shares, or the
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sufficiency of the amount to be paid therefor;

          10.2.5. The legality of the declaration or payment of any
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dividend or other distribution of any Series;

          10.2.6. The legality of any borrowing for temporary or
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emergency administrative purposes.

     10.3.     No Liability Until Receipt.  The Bank shall not be liable
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for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of any Series until the Bank actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the BookEntry System or the Depository.

          10.3.1. The Bank shall not pay for any Securities purchased for
          -------
the account of any Series unless and until the Bank receives delivery of such Securities, and the Bank shall be liable to the Fund for any loss, damage, costs or expenses it may incur on account of the failure of delivery of Securities for which the Bank has made payment in advance or receipt of such Securities.

     10.4.     Collection Where Payment Refused.  The Bank shall not be
     ------------------------------------------
under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until
(a) it shall be directed to take such action by Written Instructions and
(b) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

     10.5.     Appointment of Agents and SubCustodians. The Bank may
     -------------------------------------------------
appoint one or more banking institutions qualified to act as custodians under the 1940 Act, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as SubCustodian or as SubCustodians of Securities and moneys at any time owned by any Series, upon terms and conditions specified in Written Instructions. The Bank shall use reasonable care in selecting a Depository and/or SubCustodian located in a country other than the United States ("Foreign SubCustodian"), and shall oversee the maintenance of any Securities or moneys of the Fund by any Foreign SubCustodian. The Bank shall remain liable to the Fund for the acts and omissions of any such Depository or SubCustodian to the same extent as though the errors and/or omissions were those of the Bank.

     10.6.     No Duty to Ascertain Authority.  The Bank shall not be under
     -----------------------------------------
any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund and specifically allocated to a Series are such as may properly be held by the Series and specifically allocated to such Series under the provisions of the Articles of Incorporation and the Series' Prospectus.

     10.7.     Reliance on Certificates and Instructions.  The Bank shall
     ----------------------------------------------------
be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Bank pursuant to the applicable Sections of this Agreement and reasonably believed by the Bank to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Bank Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Bank, whether by hand delivery, telex, or otherwise, by the close of business on the same day that such Oral Instructions are given to the Bank. The Fund agrees that if such confirming instructions are not received by the Bank that it shall in no way affect the validity for the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Bank shall incur no liability to the Fund in acting upon Oral Instructions given to the Bank hereunder concerning such transactions provided such instructions reasonably appear to have been received from a duly Authorized Person.

     10.8.     Inspection of Books and Records.  The books and records of
     -----------------------------------------
the Bank representing the property of the Fund shall be open to inspection and audit at reasonable times by officers and auditors employed by the Fund and by employees of the Securities and Exchange Commission. The Bank shall provide the Fund, upon request, with any report obtained by the Bank on the system of internal accounting control of the BookEntry System or the Depository and with such reports on its own systems of internal accounting control as the Fund may reasonably request from timetotime. Provided, however, that in the event that the Fund shall require a report of internal accounting control produced by the auditors of the Series rather than of the Bank, then such report shall be prepared at the expense of the Series, and the Series agrees to pay for the time expended by Bank on such audit and report at the hourly rate set forth on the Fee agreement.

     10.9.  The Bank shall maintain all books and records required under
     -----
the 1940 Act to be kept and maintained by custodians, including without limitation those required under section 31 of the 1940 Act and Rules 31 a1 and 31 a2 thereunder, records required under applicable federal and state tax laws and any records and reports required under any other law or administrative rules or procedures relating to the custody of the mutual fund assets.

11.  Term and Termination.
-------------------------

     11.1. This Agreement shall become effective on the date first set
     -----
forth above (the "Effective Date") and shall continue in effect for an initial term of two years, and thereafter as the parties may mutually agree.

     11.2. Prior to the expiration of the initial twoyear term of this
     -----
Agreement, neither party may terminate this Agreement in its entirety or as it relates to any particular Series, except that: (a) in the event of the liquidation or the merger, sale of assets or other consolidation of the Series with any other series of the Fund or with a series or fund of another investment company, the Fund shall have the right to terminate this Agreement as it relates to such Series on not less than thirty (30) days' prior written notice; and (b) either party may terminate this agreement in its entirety or with respect to one or more specified Series on account of a material breach of this Agreement by the other party, such termination to take effect thirty (30) days following delivery by the nonbreaching party to the breaching party of a notice of termination specifying in reasonable detail the alleged breach (or such longer period as may be specified in said termination notice), unless the breach has been cured to the reasonable satisfaction of the nonbreaching party prior to the expiration of such cure period.

     After the initial twoyear term of the Agreement, either party may terminate this Agreement for a material breach by the other party in the manner described in clause (b) of the preceding paragraph.

     In addition, either of the parties hereto may terminate this Agreement with respect to any Series by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 90 days after the date of receipt of such notice.

     In the event any termination notice is given by the Fund, it shall, if applicable, designate a Successor Custodian or Custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Bank, the Fund shall, on or before the termination date, deliver to the Bank Written Instructions designating a Successor Custodian or Custodians. In the absence of such designation by the Fund, the Bank may designate a Successor Custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a Successor Custodian for any Series, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Bank of all Securities (other than Securities held in the BookEntry Systems which cannot be delivered to the Fund) and moneys then owned by such Series, be deemed to be its own Custodian, and the Bank shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the BookEntry system which cannot be delivered to the Fund.

     11.3. Upon the date set forth in such notice or otherwise
     -----
specified, under Section 11.2 above, this Agreement shall terminate to the extent specified in such notice, and the Bank shall upon receipt of a notice of acceptance by the Successor Custodian on that date deliver directly to the Successor Custodian all Securities and moneys then held by the Bank and specifically allocated to the Series or Series specified.

12.  Additional Services by Bank.
--------------------------------

     12.1. If allowed by the prospectus, Investment Adviser may direct
     -----
that the assets of any Series be invested in deposits in Bank or its affiliates bearing a reasonable rate of interest.

     12.2.     Other Bank Services.  Any Authorized Person may direct Bank
     -----------------------------
to utilize other services or facilities provided by UnionBanCal Corporation ("UBCC"), its subsidiaries or affiliates including Bank. Such services shall include, but not be limited to (1) the placing of orders for the purchase, sale exchange, investment or reinvestment of Securities through any brokerage service conducted by, or (2) the purchase of units of any investment company managed or advised by Bank, UBCC, or their subsidiaries or affiliates and/or for which Bank, UBCC, or their subsidiaries or affiliates act as Custodian or provide investment advice or other services for a fee, including, without limitation, the HighMark Funds. Fund hereby acknowledges that Bank, UBCC or their subsidiaries or affiliates will receive fees for such services in addition to the fees payable under this Agreement. Fee Schedules for such additional directed services shall be delivered to the Authorized Person before provision of such services,

13.  Miscellaneous.
------------------

     13.1. Annexed hereto as Schedule A is a certification signed by
     -----
two of the present Directors of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Bank a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     13.2. Annexed hereto as Schedule D is a certification signed by
     -----
two of the present Directors of the Fund setting forth the names and the signatures of the present Directors of the Fund. The Fund agrees to furnish to the Bank a new certification in similar form in the event any such present Director ceases to be a Director of the Fund or in the event that other or additional Directors are elected or appointed. Until such new certification shall be received, the Bank shall be fully protected in acting under the provisions of this Agreement upon the signature of the officers as set forth in the last delivered certification.

     13.3. Any notice or other instrument in writing, authorized or
     -----
required by this Agreement to be given to the Bank, shall be sufficiently given if addressed to the Bank and mailed or delivered to it at its offices at:

                      Union Bank of California, N.A.
                  Mutual Fund Services Dept., Trust Group
                      475 Sansome Street, 15th Floor
                      San Francisco, California 94111

or such other place as the Bank may from timetotime designate in writing.

     13.4. Any notice or other instrument in writing, authorized or
     -----
required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 215 North Main Street, West Bend, Wisconsin 53095 Attn: Mr. Robert J.
   ---------------------------------------------------------------------
Tuszynski, President & CEO or at such other place as the Fund
--------------------------
may from timetotime designate in writing.

     13.5. This Agreement may not be amended or modified in any manner
     -----
except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

     13.6. This Agreement shall extend to and shall be binding upon the
     ----
parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable (including assignments by operation of law in connection with a merger or consolidation involving one of the parties hereto) by the Fund without the written consent of the Bank, or by the Bank without the written consent of the Fund authorized or approved by a resolution of the Board of Directors of the Fund, and any attempted assignment without such written consent shall be null and void.

     13.7. This Agreement shall be construed in accordance with the
     -----
laws of the State of California.

     13.8. It is expressly agreed to that the obligations of the Fund
     -----
hereunder shall not be binding upon any of the Directors, shareholders, nominees, officers, agents, or employees of the Fund, personally, but binds only the property of the Series of the Fund. The execution and delivery of this Agreement have been authorized by the Directors of the Fund and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the fund property of the Fund.

     13.9. The captions of the Agreement are included for convenience
     -----
of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

     13.10. This Agreement may be executed in any number of
     ------
counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

14.  Dispute Resolution Provision
---------------------------------

     14.1.  Jury Waiver.  The parties hereby waive their respective
     -----
rights to a jury trial in any litigation arising out of or relating to this Agreement or any related agreements or instruments, including without limitation any claim based on or arising out of an alleged tort.

     14.2.  Venue.  All claims, actions or proceedings brought by a
     -----
party hereunder or arising out of this Agreement (including claims brought on a tort theory) shall be brought in a federal district court of competent jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.



                                        UNION BANK OF CALIFORNIA, N.A.,
---------------------------------------
President & CEO
                                        BY:------------------------------------
                                          Vice President
BY: -----------------------------------

                                        DATE: ---------------------------------

DATE: ---------------------------------



Schedule A

Authorized Persons

     Part I  Authorized Persons of Bank


     Part 11  Authorized Persons of the Fund
     Authorization Letter to Follow

     Part III  Directors
     Peter D. Ziegler
     Richard H. Aster
     Ralph J. Eckert
     Augustine J. English


---------------------------------------
President & CEO


BY: ---------------------------------------



DATE: ---------------------------------------



UNION BANK OF CALIFORNIA, N.A.

BY: ---------------------------------------


DATE: ---------------------------------------




Schedule B  Funds

Class A Shares

  Tax Exempt Portfolio
  Government Portfolio
  PSE Tech 100 Index Portfolio
  S&P 100 Plus Portfolio
  Achievers Portfolio
  W1 TaxExempt Portfolio
  Select Value Portfolio
  Managed Growth Portfolio
  Cash Reserve  Retail X Portfolio
  Cash Reserve  Institutional Y Portfolio

Class B Shares

  PSE Tech 100 Index Portfolio
  S&P 100 Plus Portfolio
  Achievers Portfolio
  Select Value Portfolio
  Managed Growth Portfolio
  Cash Reserve  Retail X Portfolio


Class C Shares

  PSE Tech 100 Index Portfolio
  S&P 100 Plus Portfolio
  Achievers Portfolio
  Managed Growth Portfolio
  Government Portfolio


---------------------------------------
President & CEO


BY: -----------------------------------------


DATE: ---------------------------------------


UNION BANK OF CALIFORNIA, N.A.


BY: ---------------------------------------


DATE: ---------------------------------------



Schedule C

Mutual Fund Services
Schedule of Fees

Custody

Custody and transaction 'services will be fully bundled at a combined rate of one (1) basis point, calculated, billed, and payable in U.S. Dollars on the calendar month. This rate shall apply only to assets issued and held in the United States of America.

Transactions* <F1>

Depository Eligible      $0.00
Depository Ineligible    $0.00


Disbursements           $10.00


Minimum Fee           $ waived

*<F1>A transaction is defined as any activity affecting assets, such as purchase, sale tender offer, stock dividend, free deliveries, maturity, exchange, redemption, etc. Fees for foreign securities, foreign exchange transactions, international wires and nonstandard services are quoted separately.




---------------------------------------
President & CEO


BY: ---------------------------------------


DATE: --------------------------------------



UNION BANK OF CALIFORNIA, N.A.


BY: ---------------------------------------


DATE: --------------------------------------